United States SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) April 19, 2010
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

On April 19, 2010, S&T Bancorp, Inc. (the "Company") held its 2010 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 27,755,374 shares of the Company's common stock were entitled to vote as of February 24, 2010, the record date for the Annual Meeting. There were 21,123,023 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected thirteen directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	FOR	WITHHELD	BROKER NON-VOTES

John N. Brenzia	14,761,693	2,406,793	3,954,537
Thomas A. Brice	14,447,253	2,721,233	3,954,537
John J. Delaney	14,503,084	2,665,402	3,954,537
Michael J. Donnelly	13,901,766	3,266,720	3,954,537
Jeffrey D. Grube	14,531,251	2,637,235	3,954,537
Frank W. Jones	14,560,467	2,608,019	3,954,537
Joseph A. Kirk	14,529,400	2,639,086	3,954,537
David L. Krieger	14,074,123	3,094,363	3,954,537
James C. Miller	14,441,889	2,726,597	3,954,537
Alan Papernick	12,924,695	4,243,791	3,954,537
Robert Rebich, Jr.	14,778,423	2,390,063	3,954,537
Christine J. Toretti	14,440,180	2,728,306	3,954,537
Charles G. Urtin	14,474,281	2,694,205	3,954,537

Proposal No. 2 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2010

The shareholders voted to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2010. The results of the vote were as follows:

FOR	AGAINST	ABSTAINING

20,880,368	152,447	90,208

Proposal No. 3 - Advisory Vote on S&T's Executive Compensation

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company's executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAINING

18,273,139	2,612,915	236,969
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
April 22, 2010	S&T Bancorp, Inc. /s/ Mark Kochvar Mark Kochvar Senior Executive Vice President and Chief Financial Officer